                                                                       Exhibit A


                          CONSENT AND JOINDER AGREEMENT

         CONSENT AND JOINDER AGREEMENT dated August 10, 2004 by and among MARK NITZBERG, an individual with an address at 86 Rock Road West, Green Brook, New Jersey 08812 ("Nitzberg"), JACLYN, INC., a Delaware corporation with an address at 635 59th Street, West New York, New Jersey 07093 ("Jaclyn"), and the persons listed on the signature pages hereto (the "Present Stockholders").

                                   BACKGROUND

         Jaclyn and the Present Stockholders are parties to an Amended and Restated Stockholders' Agreement dated as of May 12, 2003 (the "Stockholders' Agreement") pursuant to which, among other things, Jaclyn and the Present Stockholders have agreed to certain provisions relating to the voting and disposition of the shares of common stock, $1.00 par value per share (the "Common Stock") owned by them or as to which they may have or share the right to vote.

         Nitzberg has acquired 120,000 shares of Common Stock and desires to become a party to the Stockholders' Agreement and the Present Stockholders have agreed that Nitzberg may become a party to the Stockholders' Agreement, all upon the terms and subject to the conditions set forth in this Consent and Joinder Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Stockholders' Agreement, and for other good and valuable consideration, Nitzberg and the Present Stockholders hereby agree as follows:

         1. Definitions. Capitalized terms used but not defined in this Consent and Joinder Agreement shall have the meanings assigned to those terms in the Stockholders' Agreement.

         2. Joinder. Nitzberg hereby consents and agrees, effective as of the date hereof, to being added and obligated as a Stockholder under the Stockholders' Agreement and the Present Stockholders hereby consent and agree to the foregoing.

         3. Amendments to Stockholders' Agreement. (a) All references to "Stockholder" or Stockholders" in the Stockholders' Agreement shall be deemed to include Nitzberg, and the respective definitions of those terms are each hereby amended to include Nitzberg.

                  (b) Schedule A to the Stockholders' Agreement is hereby amended to add the name and address of Nitzberg as follows:

                  Mark Nitzberg
                  86 Rock Road West
                  Green Brook, New Jersey 08812

                  (c) Nitzberg shall be a member of the Robert Chestnov Stockholder Group and, in that regard, Schedule B to the Stockholders' Agreement is hereby amended to add the name "Mark Nitzberg" to the end of the page captioned "ROBERT CHESTNOV STOCKHOLDER GROUP".

         4. Miscellaneous. (a) Except as amended hereby, the Stockholders' Agreement, and all documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be considered to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                  (d) Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                  (e) Any signature received by facsimile or electronic transmission shall be deemed an original signature hereto.

                  (remainder of page intentionally left blank)

         IN WITNESS WHEREOF, Jaclyn, Nitzberg and the Present Stockholders have executed this Consent and Joinder Agreement as of the day and year first above written.

                                           JACLYN, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                                      /s/ Mark Nitzberg
                                           ----------------------------------
                                                      Mark Nitzberg





                       (signatures continue on next page)

                             STOCKHOLDER SIGNATURES



/s/ Abe Ginsburg                                     /s/ David Hartstein
--------------------------                           ---------------------------
Abe Ginsburg                                         David Hartstein

/s/ Sylvia Ginsburg                                   /s/ Aimee Hartstein Thomas
--------------------------                           ---------------------------
Sylvia Ginsburg                                      Aimee Hartstein Thomas

/s/ Howard Ginsburg                                  /s/ Scott Hartstein
--------------------------                           ---------------------------
Howard Ginsburg                                      Scott Hartstein

/s/ Randi Zinz Ginsburg
--------------------------                           ---------------------------
Randi Zinz Ginsburg                                  Rohan Thomas

/s/ Howard Ginsburg                                  /s/ Rachel Hartstein
--------------------------                           ---------------------------
Howard Ginsburg custodian for                        Rachel Hartstein
Joshua Zinz Ginsburg

/s/ Howard Ginsburg                                  /s/ Marvin Schwartz
--------------------------                           ---------------------------
Howard Ginsburg custodian for                        Marvin Schwartz
Zachary Zinz Ginsburg

/s/ Howard Ginsburg                                THE JACOB GINSBURG FOUNDATION
--------------------------
Howard Ginsburg custodian for
Alexa Zinz Ginsburg
                                                   By: /s/ Abe Ginsburg
                                                       -------------------------
/s/ Bernice Gailing Schwartz                           Print Name:  Abe Ginsburg
--------------------------                             Print Title:    Director
Bernice Gailing Schwartz

/s/ Stephanie Dara Gailing                         ABE AND SYLVIA GINSBURG
--------------------------                         FOUNDATION
Stephanie Dara Gailing

/s/ Eric Lee Gailing                               By: /s/ Abe Ginsburg
--------------------------                            -------------------------
Eric Lee Gailing                                   Print Name:  Abe Ginsburg
                                                   Print Title:    Director
/s/ Jaclyn Hartstein
--------------------------
Jaclyn Hartstein

                             STOCKHOLDER SIGNATURES



NATMART LTD.                               /s/ Mickey Wolf
                                           -----------------------------------
                                            Mickey Wolf
By: /s/ Allan Ginsburg
--------------------------
Print Name:  Allan Ginsburg                 /s/ Melissa Ginsburg
Print Title:    General Partner             --------------------------
                                            Melissa Ginsburg
/s/ Natalie Ginsburg
--------------------------
Natalie Ginsburg                            /s/ Bonnie Sue Levy
                                            --------------------------
                                            Bonnie Sue Levy for Jordyn
/s/ Bonnie Sue Levy                         Lichtstein, a minor
--------------------------
Bonnie Sue Levy
                                            /s/ Stephanie Zucker
                                            --------------------------
/s/ Jamie Levy                              Stephanie Zucker
--------------------------
Jamie Levy

/s/ Sherri Ann Levy                         NATALIE AND MARTIN GINSBURG
--------------------------                  FOUNDATION
Sherri Ann Levy

/s/ Robyn Levy Wolf                         By: /s/ Natalie Ginsburg
--------------------------                  --------------------------
Robyn Levy Wolf                             Print Name: Natalie Ginsburg
                                            Print Title:
/s/ Carolyn Ginsburg
--------------------------                  /s/ Allan Ginsburg
Carolyn Ginsburg                            --------------------------
                                            Allan Ginsburg

/s/ Allan Ginsburg                          ALLAN AND CAROLYN GINSBURG
--------------------------                  FOUNDATION
Allan Ginsburg, custodian for
Gregory Ginsburg
                                            By: /s/ Allan Ginsburg
/s/ Allan Ginsburg                              --------------------------
--------------------------                      Print Name:  Allan Ginsburg
Allan Ginsburg custodian for                    Print Title: President
Kathryn Ashley Ginsburg

/s/ Jeffrey Ginsburg
--------------------------
Jeffrey Ginsburg

/s/ Kenneth Ginsburg
--------------------------
Kenneth Ginsburg

                             STOCKHOLDER SIGNATURES



/s/ Robert Chestnov                            ALEX CHESTNOV MEMORIAL
--------------------------                     FOUNDATION
Robert Chestnov

/s/ Sheila Chestnov                            By: /s/ Robert Chestnov
--------------------------                     --------------------------
Sheila Chestnov                                Print Name:  Robert Chestnov
                                               Print Title:    Trustee
/s/ Sheila Chestnov
--------------------------
Sheila Chestnov custodian for                  /s/ Stephanie Chestnov
Robyn Jill Chestnov                            --------------------------
                                                    Stephanie Chestnov

/s/ Sheila Chestnov                            /s/ Richard Chestnov
--------------------------                     --------------------------
Sheila Chestnov custodian for                  Richard Chestnov for Alexis
Michael Steven Chestnov                        Chestnov, a minor

/s/ Hannah Chestnov
--------------------------
Hannah Chestnov

/s/ Richard Chestnov
--------------------------
Richard Chestnov, Trustee under
Estate of Alex Chestnov-Non Marital Trust B

/s/ Robert Chestnov
--------------------------
Robert Chestnov, Trustee under
Estate of Alex Chestnov-Non-Marital Trust B

/s/ Richard Chestnov
--------------------------
Richard Chestnov

/s/ Neil Schiller
--------------------------
Neil Schiller

/s/ Robyn Schiller
--------------------------
Robyn Schiller